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                                                                     38

                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings

                              Quarter ended        Nine months ended
                              September 30,          September 30,
                          ---------------------  ---------------------
                             1997       1996        1997       1996
                          ---------- ----------  ---------- ----------
Primary
-------
Earnings from
 continuing operations   $13,775,000 12,818,000  36,431,000 32,115,000
Discontinued operations            - (2,579,000)          - (3,955,000)
                          ---------- ----------  ---------- ----------
Net earnings             $13,775,000 10,239,000  36,431,000 28,160,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,907,535 19,827,553  19,872,416 19,825,078
  Assumed exercise of
   stock options              47,049     31,775      65,269     45,860
                          ---------- ----------  ---------- ----------
                          19,954,584 19,859,328  19,937,685 19,870,938
                          ========== ==========  ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .69        .65        1.83       1.62
Discontinued operations  $         -       (.13)          -       (.20)
Net earnings             $       .69        .52        1.83       1.42

Fully diluted
-------------
Earnings from
 continuing operations   $13,775,000 12,818,000  36,431,000 32,115,000
Discontinued operations            - (2,579,000)          - (3,955,000)
                          ---------- ----------  ---------- ----------
Net earnings             $13,775,000 10,239,000  36,431,000 28,160,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,907,535 19,827,553  19,872,416 19,825,078
  Assumed exercise of
   stock options              47,049     31,775      77,511     51,586
                          ---------- ----------  ---------- ----------
                          19,954,584 19,859,328  19,949,927 19,876,664
                          ========== ==========  ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .69        .65        1.83       1.62
Discontinued operations  $         -       (.13)          -       (.20)
Net earnings             $       .69        .52        1.83       1.42
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